 EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – February 13, 2017

Vornado Announces Fourth Quarter 2016 Financial Results

NEW YORK.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-K for the year ended December 31, 2016 today and reported:

Quarter Ended December 31, 2016 Financial Results

•         NET INCOME attributable to common shareholders for the quarter ended December 31, 2016 was $651.2 million, or $3.43 per diluted share, compared to $230.7 million, or $1.22 per diluted share, for the prior year’s quarter.

•         Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the quarters ended December 31, 2016 and 2015 was $56.7 million and $86.4 million, or $0.30 and $0.46 per diluted share, respectively.

•         FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended December 31, 2016 was $797.7 million, or $4.20 per diluted share, compared to $259.5 million, or $1.37 per diluted share, for the prior year’s quarter.

•         Adjusting FFO for the items listed in the table on the following page, FFO for the quarters ended December 31, 2016 and 2015 was $214.7 million and $238.1 million, or $1.13 and $1.26 per diluted share, respectively.

•         Net income as adjusted and FFO as adjusted for the quarter ended December 31, 2016 include $41.4 million, or $0.20 per diluted share, for our 33.0% share of a non-cash unrealized loss and related reduction in our carried interest accrual, based on the fourth quarter mark-to-market fair value adjustment of our real estate funds’ investment in the Crowne Plaza Times Square Hotel.

Year Ended December 31, 2016 Financial Results

•         NET INCOME attributable to common shareholders for the year ended December 31, 2016 was $823.6 million, or $4.34 per diluted share, compared to $679.9 million, or $3.59 per diluted share, for the prior year.

•         Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the years ended December 31, 2016 and 2015 was $253.9 million and $310.4 million, or $1.34 and $1.64 per diluted share, respectively.

•         FFO for the year ended December 31, 2016 was $1,457.6 million, or $7.66 per diluted share, compared to $1,039.0 million, or $5.48 per diluted share, for the prior year.

•         Adjusting FFO for the items listed in the table on the following page, FFO for the years ended December 31, 2016 and 2015 was $886.8 million and $900.9 million, or $4.66 and $4.75 per diluted share, respectively.

•         Net income as adjusted and FFO as adjusted for the year ended December 31, 2016 include $41.4 million, or $0.20 per diluted share, for our 33.0% share of a non-cash unrealized loss and related reduction in our carried interest accrual, resulting from the fourth quarter mark-to-market fair value adjustment of our real estate funds’ investment in the Crowne Plaza Times Square Hotel.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

The following table reconciles our net income to net income, as adjusted:

(Amounts in thousands, except per share amounts)	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$651,181	$230,742	$823,606	$679,856
Per diluted share	$3.43	$1.22	$4.34	$3.59

Certain items that impact net income attributable to common shareholders:
Net gain on extinguishment of Skyline properties debt	$487,877	$-	$487,877	$-
Income from the repayment of our investments in 85 Tenth Avenue
loans and preferred equity	160,843	-	160,843	-
Net gain on sale of our 20% interest in Fairfax Square	15,302	-	15,302	-
Acquisition and transaction related costs	(14,743)	(4,951)	(26,037)	(12,511)
Default interest on Skyline properties mortgage loan	(2,480)	-	(7,823)	-
Net (loss) income from discontinued operations and sold properties	(117)	13,943	1,730	32,419
Net gains on sale of real estate	-	142,693	159,511	255,964
Net gains on sale of residential condominiums	-	4,231	714	6,724
Skyline properties impairment loss	-	-	(160,700)	-
Preferred share issuance costs (Series J redemption)	-	-	(7,408)	-
Reversal of allowance for deferred tax assets (re: taxable REIT
subsidiary's ability to utilize NOLs)	-	-	-	90,030
Net gain on sale of our interest in Monmouth Mall	-	-	-	33,153
Our share of partially owned entities:
Real estate impairment losses	(14,754)	(4,141)	(20,290)	(21,260)
Net gains on sale of real estate	13	-	2,854	4,513
Other	208	1,671	183	3,004
	632,149	153,446	606,756	392,036
Noncontrolling interests' share of above adjustments	(37,676)	(9,145)	(37,031)	(22,581)
Certain items that impact net income attributable to common shareholders, net	$594,473	$144,301	$569,725	$369,455

Net income attributable to common shareholders, as adjusted	$56,708	$86,441	$253,881	$310,401
Per diluted share	$0.30	$0.46	$1.34	$1.64

The following table reconciles our FFO to FFO, as adjusted:

(Amounts in thousands, except per share amounts)	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
FFO (1)	$797,734	$259,528	$1,457,583	$1,039,035
Per diluted share	$4.20	$1.37	$7.66	$5.48

Certain items that impact FFO:
Net gain on extinguishment of Skyline properties debt	$487,877	$-	$487,877	$-
Income from the repayment of our investments in 85 Tenth Avenue
loans and preferred equity	160,843	-	160,843	-
Acquisition and transaction related costs	(14,743)	(4,951)	(26,037)	(12,511)
Default interest on Skyline properties mortgage loan	(2,480)	-	(7,823)	-
FFO from discontinued operations and sold properties	2,202	22,137	11,923	64,263
Net gains on sale of residential condominiums	-	4,231	714	6,724
Preferred share issuance costs (Series J redemption)	-	-	(7,408)	-
Reversal of allowance for deferred tax assets (re: taxable REIT
subsidiary's ability to utilize NOLs)	-	-	-	90,030
Our share of partially owned entities:
Real estate impairment losses	(13,962)	-	(13,962)	(4,502)
Other	208	1,671	183	3,004
	619,945	23,088	606,310	147,008
Noncontrolling interests' share of above adjustments	(36,949)	(1,619)	(35,530)	(8,850)
Certain items that impact FFO, net	$582,996	$21,469	$570,780	$138,158

FFO, as adjusted	$214,738	$238,059	$886,803	$900,877
Per diluted share	$1.13	$1.26	$4.66	$4.75

(1)	See page 5 for a reconciliation of our net income to FFO for the quarters and years ended December 31, 2016 and 2015.

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED
DECEMBER 31, 2016 AND 2015

(Amounts in thousands, except per share amounts)	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$638,260	$651,581	$2,506,202	$2,502,267

Income from continuing operations	$703,532	$281,560	$974,750	$807,168
Income from discontinued operations	1,012	1,984	7,172	52,262
Net income	704,544	283,544	981,922	859,430
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	5,010	(17,395)	(21,351)	(55,765)
Operating Partnership	(42,244)	(15,042)	(53,654)	(43,231)
Net income attributable to Vornado	667,310	251,107	906,917	760,434
Preferred share dividends	(16,129)	(20,365)	(75,903)	(80,578)
Preferred share issuance costs (Series J redemption)	-	-	(7,408)	-
Net income attributable to common shareholders	$651,181	$230,742	$823,606	$679,856

Net income per common share:
Basic	$3.44	$1.22	$4.36	$3.61
Diluted	$3.43	$1.22	$4.34	$3.59

Weighted average shares outstanding:
Basic	189,013	188,537	188,837	188,353
Diluted	190,108	189,688	190,173	189,564

FFO	$797,734	$259,528	$1,457,583	$1,039,035
Per diluted share	$4.20	$1.37	$7.66	$5.48

FFO, as adjusted	$214,738	$238,059	$886,803	$900,877
Per diluted share	$1.13	$1.26	$4.66	$4.75

Weighted average shares used in determining FFO per diluted share	190,108	189,688	190,173	189,564

The following table reconciles our net income to FFO:

(Amounts in thousands, except per share amounts)	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$651,181	$230,742	$823,606	$679,856
Per diluted share	$3.43	$1.22	$4.34	$3.59

FFO adjustments:
Depreciation and amortization of real property	$133,389	$131,910	$531,620	$514,085
Net gains on sale of real estate	(15,302)	(142,693)	(177,023)	(289,117)
Real estate impairment losses	-	-	160,700	256
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	37,160	37,275	154,795	143,960
Net gains on sale of real estate	(12)	-	(2,853)	(4,513)
Real estate impairment losses	792	4,141	6,328	16,758
	156,027	30,633	673,567	381,429
Noncontrolling interests' share of above adjustments	(9,495)	(1,869)	(41,267)	(22,342)
FFO adjustments, net	$146,532	$28,764	$632,300	$359,087

FFO attributable to common shareholders	$797,713	$259,506	$1,455,906	$1,038,943
Convertible preferred share dividends	21	22	86	92
Earnings allocated to Out-Performance Plan units	-	-	1,591	-
FFO attributable to common shareholders plus assumed conversions	$797,734	$259,528	$1,457,583	$1,039,035
Per diluted share	$4.20	$1.37	$7.66	$5.48

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO, as adjusted.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO, as adjusted are provided on page 3 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 14, 2017 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4540 (domestic) or 847-619-6397 (international) and indicating to the operator the passcode 44159718.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 14, 2017 through March 16, 2017.  To access the replay, please dial 888-843-7419 and enter the passcode 44159718#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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